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Exhibit 32.1

Certification

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Telewest Global, Inc. (the "Company") does hereby certify, to such officer's knowledge, that:

        This annual report on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2006

/s/ BARRY R. ELSON Barry R. Elson Acting Chief Executive Officer

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Certification